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EXHIBIT 99.1

Flexion Therapeutics Announces ZILRETTA® (triamcinolone acetonide extended-release injectable suspension) Recommended for Unique J Code by CMS

BURLINGTON, Mass., May 4, 2018 – Flexion Therapeutics, Inc. (Nasdaq:FLXN) today announced the Centers for Medicare and Medicaid Services (CMS) has included ZILRETTA (triamcinolone acetonide extended-release injectable suspension) on its list of products that have been recommended for a dedicated Healthcare Common Procedure Coding System (HCPCS) J code, effective January 1, 2019.

In March, CMS issued a product-specific C code for ZILRETTA (C9469) for Medicare claims in the hospital outpatient setting, which became effective April 1, 2018. In addition, on April 2, CMS issued a product-specific Q code for ZILRETTA (Q9993), which takes effect July 1, 2018. Q9993 will serve as a temporary universal code covering Medicare claims for ZILRETTA in all settings until a permanent J code is in place.

The company estimates that approximately half of the market for ZILRETTA is covered by Medicare, and with product-specific reimbursement codes, such as C, Q and J codes, Medicare claims are generally adjudicated more expeditiously than under the manual review process required with a miscellaneous code. Once effective, J codes are also utilized by commercial payers.

“We are very pleased that CMS has proposed a dedicated J code for ZILRETTA,” said Michael Clayman, M.D., President and Chief Executive Officer of Flexion. “This recommendation, together with the previous assignments of C and Q codes, strengthens our confidence that ZILRETTA will have a dedicated J code in place on January 1, 2019.”

Per the HCPCS review process, CMS is scheduled to hold a public hearing in May, and the final list of J codes is anticipated to be published in fourth quarter of 2018, with new codes expected to take effect on January 1, 2019.

About Flexion Therapeutics

Flexion Therapeutics (Nasdaq:FLXN) is a biopharmaceutical company focused on the development and commercialization of novel, local therapies for the treatment of patients with musculoskeletal conditions, beginning with OA, a type of degenerative arthritis. The company's core values are focus, ingenuity, tenacity, transparency and fun. For the past two years, Flexion has been named one of the Best Places to Work by the Boston Business Journal, and Flexion was also recognized as a Top Place to Work in Massachusetts by The Boston Globe in 2017.

Forward-Looking Statements

This press release contains forward-looking statements that are based on the current expectations and beliefs of Flexion.  Statements in this release regarding matters that are not historical facts, including, but not limited to, statements relating to ZILRETTA’s market potential and the expected shares of its market; the impact of the C, Q and J codes for ZILRETTA on the processing timelines of Medicare claims, and the expected timing and outcomes of future decisions regarding a dedicated J code for ZILRETTA, are forward-looking statements.  These forward-looking statements are based on management's expectations and assumptions as of the date of this release and are subject to numerous risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation, the risk that despite the CMS recommendation, ZILRETTA will not receive a dedicated J code, the risk that, if issued, a dedicated J code for ZILRETTA will not result in faster adjudication of claims, risks associated with commercializing new pharmaceutical products and other risks and uncertainties described in our filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 8, 2018 and subsequent filings with the SEC.  The forward-looking statements in this press release speak only as the date of this release, and we undertake no obligation to update or revise any of the statements.  We caution investors not to place considerable reliance on the forward-looking statements contained in this press release.

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Contacts:

Scott Young
Vice President, Corporate Communications & Investor Relations
Flexion Therapeutics, Inc.
T: 781-305-7194
syoung@flexiontherapeutics.com

Julie Downs
Manager, Corporate Communications
Flexion Therapeutics, Inc.
T: 781-305-7137
jdowns@flexiontherapeutics.com